EXHIBIT 3.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:59 PM 11/18/2022
FILED 12:59 PM 11/18/2022
SR 20224056464 - File Number 6599108

November 18, 2022

Lafayette Energy Corp (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**DGCL**"), hereby certifies that:

FIRST: The name of the Corporation is Lafayette Energy Corp and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, was February 7, 2022. This document replaces and supersedes all prior certificates, amendments, and designations.

SECOND: This First Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation and by the Corporation's majority stockholders, via a Unanimous Written Consent of the Board of Directors Without a Meeting dated November 16, 2022, and a Written Consent to Action Without a Meeting by the Majority Stockholders of the Corporation effective November 18, 2022, pursuant to Sections 141, 228, 242 and 245 of the DGCL, as applicable.

THIRD: This First Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: The Certificate of Incorporation of this company is hereby amended and restated in its entirety, to read as set forth on Exhibit A attached hereto.

First Amended and Restated Certificate of Incorporation of
Lafayette Energy Corp
Page 1 of 11

EXHIBIT A

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LAFAYETTE ENERGY CORP

(a Delaware corporation)

November 18, 2022

ARTICLE I.

NAME

The name of the Corporation is Lafayette Energy Corp (hereinafter called the “Corporation”).

ARTICLE II.

REGISTERED OFFICE AND AGENT

The Registered Office of the Corporation in the State of Delaware is located at 2140 South Dupont Hwy, Camden, County of Kent County, Zip Code 19934. The name of the Registered Agent at such address upon whom process against this corporation may be served is Frances Severe.

ARTICLE III.

PURPOSE AND POWERS

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“DGCL”).

ARTICLE IV.

CAPITAL STOCK

A.

Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 500,000,000 shares. The authorized capital stock is divided into: (i) 490,000,000 shares of common stock having a par value of $0.0001 per share (hereinafter, the “Common Stock”) and (ii) 10,000,000 shares of preferred stock having a par value of $0.0001 per share (hereinafter, the “Preferred Stock”).

B.	Common Stock. All shares of Common Stock of the Corporation shall be of one and the same class, shall be identical in all respects and shall have equal rights, powers and privileges.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

Page 2 of 11

1.

Except as otherwise provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV with respect to the issuance of any series of Preferred Stock or by the General Corporation Law of the State of Delaware, the holders of outstanding shares of Common Stock shall have the exclusive right to vote on all matters requiring stockholder action. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL. On each matter on which holders of Common Stock are entitled to vote, each outstanding share of such Common Stock will be entitled to one vote.

2.

Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

3.	No holder of shares of Common Stock shall be entitled to preemptive or subscription rights, except as otherwise set forth in a separate agreement between such holder and the Corporation.

4.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

C.	Preferred Stock

1.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

Page 3 of 11

2.

Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the General Corporation Law of the State of Delaware, to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock out of the authorized but unissued shares of Preferred Stock and with respect to each such series to fix, by filing a certificate of designation pursuant to the General Corporation Law of the State of Delaware setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

i.	the designation of such series;

ii.

the number of shares of such series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

iii.

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

iv.

whether the shares of such series shall be subject to redemption by the Corporation, in whole or in part, at the option of the Corporation or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

v.	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

vi.

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

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vii.	the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

viii.	the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

ix.	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, the Corporation.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock to the extent permitted by law and the terms of any other series of Preferred Stock.

The Board of Directors may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof with respect to the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

ARTICLE V.

BOARD OF DIRECTORS

A.

Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors shall be expressly authorized to:

1.	determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation;

2.

establish one or more committees of the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, to which may be delegated any or all of the powers and duties of the Board of Directors to the fullest extent permitted by law; and

3.

exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”).

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

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B.

Number of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by a vote of a majority of the entire Board of Directors in the manner provided in the Bylaws.

C.

Classes of Directors. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class One, Class Two and Class Three.

D.

Terms of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided that each director initially assigned to Class One shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class Two shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class Three shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

E.

Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies on the Board by any reason, including by death, resignation, retirement, disqualification, removal from office, or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, in their sole discretion, even though less than a quorum, or by a sole remaining director, in his or her sole discretion, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

F.

Removal of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, only with cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

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G.	Appointment of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. There shall be no cumulative voting in the election of directors.
H.

Committees. Pursuant to the Bylaws of the Corporation, as amended from time to time (the “Bylaws”), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

I.

Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

J.

 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI.

LIMITATION OF LIABILITY AND INDEMNIFICATION

A.

Limitation of Liability of Directors and Officers. No Director (including such other person or persons, if any, who exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors) or officer (as defined in Section 102(b)(7) of DGCL) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable, to the fullest extent permitted by the General Corporation Law of Delaware as the same now exists or hereafter may be amended. No repeal or modification of this Article VI shall apply or have any adverse effect on any right or protection of, or any limitation of the liability of, any person entitled to any right or protection under this Article VI existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

Page 7 of 11

B.

Indemnification.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VI.B or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VI.B shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VI.B, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VI.B shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Article VI.B by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Article VI.B, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Article VI.B shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

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ARTICLE VII.

STOCKHOLDER ACTION

A.

Written Consent Without Action Without Meeting of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall have been signed by the holder or holders having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or holder entitled to vote on the action is present and votes. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

B.

Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE VIII. FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article VIII with respect to any current or future actions or claims.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

Page 9 of 11

ARTICLE IX.

BYLAWS; AMENDMENT OF BYLAWS

A.

Adoption and Amendment by the Board of Directors. In furtherance, and not in limitation, of the powers conferred upon it by law, the Board of Directors is expressly authorized and empowered to amend, alter, change, adopt or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

B.

Amendment by Stockholders. In addition to any requirements of the General Corporation Law of the State of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of the State of Delaware), unless otherwise specified in the Bylaws, in addition to any affirmative vote required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change or repeal or to adopt any provision of the Bylaws of the Corporation; provided however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE X.

SECTION 203 ELECTION

The Corporation elects not to be governed by or subject to Section 203 of the DGCL.

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

Page 10 of 11

ARTICLE XI.

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the General Corporation Law of Delaware may be added or inserted, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights, preferences and privileges of whatsoever nature conferred on stockholders, directors or any other persons whomsoever therein granted are subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XI, or Article V(B), (C), (D), (E) or (F).

* * * * *

IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of the Corporation, has executed this First Amended and Restated Certificate of Incorporation on November 18, 2022.

Lafayette Energy Corp

/s/ Michael L. Peterson
Michael L. Peterson
Chief Executive Officer

First Amended and Restated Certificate of Incorporation of

Lafayette Energy Corp

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